Exhibit 10.22.5.14

Chambers County, Texas

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION

AND FINANCING STATEMENT

Dated as of May 5, 2017

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL; THE INTEREST OF GRANTOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD OR WELLHEADS OF THE WELL OR WELLS LOCATED ON THE REAL PROPERTY DESCRIBED HEREIN.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN.

THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT A HERETO, AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A UCC FIXTURE FILING AND AS A FINANCING STATEMENT FOR AS-EXTRACTED COLLATERAL.

GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED HEREIN.

For purposes of filing this Deed of Trust as a financing statement: Grantor is the debtor and Beneficiary is the secured party. Grantor is a corporation organized under the Laws of the State of Delaware, and its mailing address is 9821 Katy Freeway, Suite 1050, Houston, Texas 77024. Beneficiary’s mailing address is 2200 Post Oak Boulevard, 17th Floor, Houston, Texas 77056.

Please return this document with filing information

to

Bee Archaphorn

Winstead PC

500 Winstead Building

2728 N. Harwood Street

Dallas, Texas 75201

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

KNOW ALL MEN BY THESE PRESENTS:

THIS DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, AND FINANCING STATEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Deed of Trust”) is made and entered into as of May 5, 2017, by PRIMEENERGY CORPORATION, a Delaware corporation (“Grantor”), to DOROTHY E. MARCHAND (“Trustee”) and COMPASS BANK, as Administrative Agent for the benefit of the Secured Parties (in such capacity and together with its successors and assigns in such capacity, “Beneficiary”). The addresses of Grantor and Beneficiary appear on the cover page and in Section 6.9 of this Deed of Trust. Capitalized terms not defined in the body of this Deed of Trust are defined in Section 6.12 hereof.

R E C I T A L S

A. Lenders have extended a credit facility to Grantor which is evidenced by Grantor’s promissory notes made payable to the order of Lenders in the aggregate principal sum of $300,000,000, as further described in Section 1.2 hereof.

B. One or more of the Loan Parties and one or more of the Secured Parties may from time to time enter into Secured Swap Agreements and Secured Cash Management Agreements, and Grantor will directly or indirectly benefit therefrom.

C. Grantor is the owner of all of the properties described on Exhibit A to this Deed of Trust. Grantor desires to mortgage the property described on Exhibit A hereto in order to secure the Obligation (as hereinafter defined).

NOW, THEREFORE, Grantor and Beneficiary agree as follows:

CONVEYANCE AND GRANT OF LIEN

Grantor, to secure payment and performance of the Obligation, and for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash and other valuable consideration in hand paid to Grantor, the receipt and sufficiency of which are hereby acknowledged, and for and in consideration of the debt and trusts hereinafter mentioned, has GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, and CONVEY, unto Trustee, for the benefit of Beneficiary, and to Trustee’s successor or successors or substitutes in this trust, with power of sale, the real and personal properties, rights, titles, interests, and estates described or to which reference is made in Paragraphs I through VI, inclusive, below, whether now owned by Grantor or hereafter acquired by Grantor (herein collectively called the “Mortgaged Property”), to-wit:

Paragraph I. Oil and Gas Leases and Other Properties. All of Grantor’s undivided interest and title, now owned or hereafter acquired, in and to (i) the oil, gas and mineral leases described and/or to which reference may be made on Exhibit A attached hereto and made a part hereof for all purposes and incorporated herein by reference as fully as if copied verbatim, together with any other leases or agreements which cover or pertain to the lands described or referred to in Exhibit A, even if such leases or other agreements are not described or are incorrectly or insufficiently described on Exhibit A, together with any amendments, corrections, modifications, confirmations, renewals, substitutions, ratifications, supplements, replacements or extensions of any such leases (the “Subject Leases”); (ii) the oil, gas and other minerals in and under the lands described or referred to in Exhibit A (or described or referred to in any of the instruments described or referred in Exhibit A), together with the oil, gas and other minerals in and under the lands covered by the Subject Leases and/or the lands spaced, pooled or unitized therewith (the “Lands”); (iii) the oil, gas and other mineral interests and estates in and under the Lands including, but not limited to, working interests, royalties, overriding royalties, net profits interests and

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production payments (the “Subject Interests”); (iv) any and all oil and gas units covering, in whole or in part, the Lands covered by, or derived or carved from, the Subject Leases and/or the Lands spaced, pooled or unitized therewith; (v) all pooling, communitization, unitization and similar orders of Governmental Authorities, bodies and commissions that cover all or any portion of the Lands; and (vi) the Lands and all lands pooled, unitized or communitized therewith. It is expressly understood and agreed that (1) Beneficiary shall not be liable in respect of the performance of any covenant or obligation of Grantor concerning such Subject Leases, and (2) any decimal fractional interests set out on Exhibit A pertaining to the Subject Leases have been appended for purposes of certain representations and warranties of Grantor with respect to title and for informational purposes only, and shall not limit in any way whatsoever the interest of Grantor in the Subject Leases;

Paragraph II. Hydrocarbons. All oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate, all other liquid and gaseous hydrocarbons, and all other minerals, whether similar to the foregoing or not (herein collectively called “Hydrocarbons”), now or hereafter accruing to or produced from the Subject Interests and/or to which Grantor now or hereafter may be entitled as a result of or by virtue of its record and/or beneficial ownership of any one or more of the Subject Interests;

Paragraph III. Contracts. All present and future rights of Grantor (including all rights to receive payments, including lease bonuses, rents, tolls, incomes, and royalties) under or by virtue of all present and future operating agreements, contracts for the purchase, exchange, processing, transportation or sale of Hydrocarbons, and other contracts and agreements relating in any way to all or any part of the Mortgaged Property, as the same may be amended or supplemented from time to time (herein collectively called the “Subject Contracts”);

Paragraph IV. Other Property. All tenements, hereditaments, appurtenances, and properties in anywise appertaining, belonging, affixed, or incidental to the Subject Interests, in which Grantor now owns or hereafter acquires an interest, including any and all property, real or personal, in which Grantor now owns or hereafter acquires an interest which is situated upon and/or used or useful in connection with all or any part of the Subject Interests and including, but subject to the penultimate paragraph of this Conveyance and Grant of Lien section, all pipelines, gathering lines, trunk lines, lateral lines, pipeline easements and rights-of-way, compressor, dehydration units, separators, heater treaters, valves, flow lines, gauge meters, alarms, supplies, machinery, derricks, buildings, tanks, wells, well bores, casings, Christmas trees, tubing, rods, liquid extractors, engines, boilers, tools, appliances, cables, wires, surface leases, rights-of-way, easements, servitudes, and franchises, and all accessions, additions, substitutes and replacements to or for, and all accessories and attachments to any of the foregoing (all such surface leases, easements, licenses, rights-of-way, and franchises being herein called the “Subject Easements,” and all such tangible property described in this Paragraph IV being herein called the “Personal Property”);

Paragraph V. Other Rights to Hydrocarbons. Any and all other rights, titles, estates, royalties, and interests (whether or not presently included in the Subject Interests) now owned or hereafter acquired by Grantor in and to all reversions, remainders, tolls, rents, revenues, issues, proceeds, earnings, income, and profits from the Lands; and

Paragraph VI. Proceeds. Proceeds from the Mortgaged Property described in Paragraphs I through V above.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure or release hereof in anywise appertaining or belonging thereto, unto Trustee and to Trustee’s successors or substitutes hereunder and to their successors and assigns, forever, and Grantor hereby binds and obligates Grantor and Grantor’s successors to warrant and forever defend, all and singular, the Mortgaged Property unto Trustee and to Trustee’s successors or substitutes hereunder and to their successors and assigns, against the lawful claims of any and all Persons whomsoever claiming or to claim the same, or any part thereof, subject to the Permitted Liens.

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Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Excluded Property included in the definition of “Mortgaged Property,” or “Collateral” or “Property” and no Excluded Property is hereby encumbered by this Deed of Trust.

This conveyance is made in trust, however, upon the terms and provisions hereinafter set out to secure the full and final payment and performance of the Obligation.

SECURITY INTEREST

To further secure the Obligation, Grantor hereby grants to Beneficiary a security interest in the entire interest of Grantor (whether now owned or hereafter acquired) in and to:

(a) the Mortgaged Property;

(b) all as-extracted collateral and all oil, gas and other Hydrocarbons and minerals produced from or allocated to the Mortgaged Property, and any products processed or obtained therefrom (herein collectively called the “Production”), and all Liens in the Production securing payment of the proceeds of the Production, including those Liens provided under statutes enacted in the jurisdictions in which the Mortgaged Property is located;

(c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Property (or in connection with the operation thereof or the treating, handling, storing, transporting, processing or marketing of Production) and all renewals or replacements thereof or substitutions therefor;

(d) all contract rights, contractual rights and other general intangibles related to the Mortgaged Property, the operation thereof (whether Grantor is operator or non-operator), or the treating, handling, storing, transporting, processing or marketing of Production, or under which the proceeds of Production arise or are evidenced or governed;

(e) all geological, geophysical, engineering, and seismic data together with Grantor’s proprietary interpretations thereof and all accounting, title, legal and other technical or business data and records, and logs, lease files, well files and other books and records (including computerized records and data) concerning the Mortgaged Property or the Production that are in the possession of Grantor or are licensed to Grantor and/ or in which Grantor can otherwise grant a security interest, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data;

(f) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction related to the Mortgaged Property or the Production (all of the properties, rights and interests described in clauses (a), (b), (c), (d) and (e) above and this clause (f) being herein sometimes collectively called the “Collateral”); and

(g) all proceeds of the Collateral or payments in lieu of Production (such as “take or pay” payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property or other assets (the Mortgaged Property, Collateral and the proceeds of the Collateral and payments in lieu of Production, collectively, the “Property”).

Upon the occurrence of any default, Beneficiary is and shall be entitled to all of the rights afforded a secured party by the applicable Code with reference to the Collateral, or Trustee or Beneficiary may proceed as to both the real and personal property covered hereby in accordance with the rights granted under this Deed of Trust with respect to the real property covered hereby. Such rights shall be cumulative and in addition to those granted to Trustee or Beneficiary under any other provision of this Deed of Trust or under any other instrument executed in connection with or as security for all or any part of the Obligation.

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REFERENCE IS MADE TO SECTION 6.12 FOR THE DEFINITIONS OF SEVERAL OF THE TERMS USED HEREIN.

ARTICLE 1

SECURED OBLIGATION

This Deed of Trust is made to secure and enforce the following note or notes, guaranty, obligations, indebtedness, covenants, conditions, agreements, loans, advances, debts, and liabilities (herein collectively called the “Obligation”):

Section 1.1 Credit Agreement. All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017, by and among Grantor, as borrower, the lenders party thereto (with their successors and assigns, being collectively called herein the “Lenders”), and Beneficiary as Administrative Agent, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Third Amended and Restated Credit Agreement, as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the “Credit Agreement”), including the “Secured Obligations” as defined in the Credit Agreement.

Section 1.2 Notes. Those certain promissory notes executed and delivered by Grantor pursuant to the Credit Agreement, having principal sums aggregated in an amount up to but not exceeding Three Hundred Million and No/100 Dollars ($300,000,000.00), bearing interest as specified therein (including interest occurring during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), being payable as provided therein, and, if not sooner matured (by acceleration or otherwise), finally maturing as provided in the Credit Agreement (as the same may be supplemented, amended, modified, extended, and renewed, being collectively referred to herein as the “Notes”).

Section 1.3 [Intentionally Omitted].

Section 1.4 Indebtedness Arising Under Security Instruments. All indebtedness, obligations, covenants, conditions, agreements, and liabilities arising pursuant to the provisions of this Deed of Trust and/or any other security agreement, mortgage, deed of trust, collateral pledge agreement, contract, assignment, or loan agreement of any kind now or hereafter existing as security for, executed in connection with, or related to the Obligation and/or any part thereof (each such agreement being herein called “other security instruments”).

Section 1.5 Future Advances to Grantor. All other loans and future advances that any Secured Party may now or hereafter make to Grantor that Grantor and Secured Parties contemplate may be necessary from time to time. Such future advances, if any, shall be made on such conditions as Grantor and Secured Parties may negotiate, but it is specifically agreed that Secured Parties have not hereby agreed to advance any such additional sums.

Section 1.6 Secured Swap Agreements. Any and all obligations, contingent or otherwise, whether now existing or hereafter arising under any Secured Swap Agreement (which amounts shall be deemed to be the Swap Termination Values under such Secured Swap Agreements as of the date the Obligation is being determined); provided that notwithstanding anything to the contrary herein or in any Loan Document, the “Obligation” shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.

Section 1.7 Costs and Expenses. All sums advanced and costs and expenses incurred by Beneficiary and/or Secured Parties, including all accounting, engineering, management, consulting or like fees, and legal fees, made and incurred in connection with the foregoing Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6, or any part thereof, or in connection with the acquisition, perfection, realization, maintenance, or preservation of the security therefor, or in connection with the following Section 1.8, or any part thereof, whether such advances, costs, or expenses shall have been made and incurred at the request of Grantor or Beneficiary and/or Secured Parties.

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Section 1.8 Renewals, Extensions, and Rearrangements. Any and all renewals, extensions, increases, rearrangements and/or substitutions of all or any part of the Notes, indebtedness, obligations, debts, loans, advances, covenants, agreements, and liabilities described or to which reference is made in the foregoing Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7.

ARTICLE 2

CERTAIN REPRESENTATIONS, WARRANTIES,

AND COVENANTS OF GRANTOR

Section 2.1 Representations and Warranties. With knowledge that Beneficiary is relying on the representations and warranties made herein without independent investigation, Grantor hereby covenants, agrees, represents, and warrants to Beneficiary that:

(a) Valid and Subsisting Leases. The Subject Leases described on Exhibit A are valid and subsisting and are in full force and effect.

(b) Authority. Grantor has authority to execute this Deed of Trust, to grant, bargain, sell, mortgage, assign, transfer, and convey the Mortgaged Property to Trustee pursuant to this Deed of Trust, and to make the covenants, representations, warranties, and assignments contained in this Deed of Trust.

(c) Title. Grantor (i) has good and defensible title to, (ii) is the lawful owner and holder of, and (iii) is possessed of the Mortgaged Property free and clear of any and all Liens except Permitted Liens.

(d) Interests. With respect to each Mortgaged Property, the ownership of Grantor in such Mortgaged Property does and will, (i) with respect to each well described in Exhibit A hereto in connection with such Mortgaged Property, (A) entitle Grantor to receive (subject to the terms and provisions of this Deed of Trust) a decimal share of the Production produced from, or allocated to, such well equal to not less than the decimal share set forth in Exhibit A in connection with such well opposite the words “Net Revenue Interest” (or words of similar import), (B) cause Grantor to be obligated to bear a decimal share of the cost of exploration, development and operation of such well not greater than the decimal share set forth in Exhibit A in connection with such well opposite the words “Working Interest” (or words of similar import) and (ii) if such Mortgaged Property is shown in Exhibit A to be subject to a unit or units, with respect to each such unit, (A) entitle Grantor to receive (subject to the terms and provisions of this Deed of Trust) a decimal share of Production produced from, or allocated to, such unit equal to not less than the decimal share set forth in Exhibit A in connection with such Mortgaged Property opposite the words “Unit Net Revenue Interest” or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit), and (B) obligate Grantor to bear a decimal share of the cost of exploration, development and operation of such unit not greater than the decimal share set forth in Exhibit A in connection with such Mortgaged Property opposite the words “Unit Working Interest” or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit); such shares of Production which Grantor is entitled to receive, and shares of expenses which Grantor is obligated to bear, are not and will not be subject to change (other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit A in connection with such Mortgaged Property, respectively, in connection with operations hereafter proposed) except, and only to the extent that, such changes are reflected in Exhibit A.

(e) Rents, Royalties and Taxes. All rents and royalties due and payable under the Subject Leases have been paid or otherwise accounted for and all Hydrocarbon severance and production Taxes, windfall profit Taxes, and all property Taxes payable by Grantor with respect to the Mortgaged Property have been paid.

Section 2.2 Covenants of Grantor. Grantor, for Grantor and Grantor’s successors, covenants and agrees, unless otherwise specifically permitted or allowed in the Credit Agreement, to do the following:

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(a) Cure of Defects. If (i) any legal proceedings are instituted challenging or attacking the validity or priority of this Deed of Trust or of any rights or Liens created or evidenced hereby with respect to the Mortgaged Property, or (ii) any adverse claim is made against upon the title to any of the Mortgaged Property other than Permitted Liens, Grantor will give Beneficiary written notice thereof within three (3) business days after Grantor has knowledge of such legal proceedings or adverse claim, and, at Grantor’s own cost and expense, Grantor will diligently endeavor to cure any defect that may be claimed, and Grantor will take all necessary and proper steps for the defense of such legal proceedings, including the employment of counsel reasonably acceptable to Beneficiary, the prosecution or defense of litigation and the release or discharge of all adverse claims. The Trustee and Beneficiary, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their reasonable judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, and all out-of-pocket expenses so incurred shall be a demand obligation owing by Grantor to Beneficiary in accordance with Section 12.03(a) of the Credit Agreement.

(b) Maintenance of Subject Leases, Contracts, and Easements. Grantor will perform all of Grantor’s obligations under and maintain all Subject Leases, Subject Contracts, and Subject Easements in full force and effect, and Grantor will not permit to occur the surrender, abandonment, release, or termination of any Subject Lease, Subject Contracts, or Subject Easements, so long as the Subject Interests covered thereby or relating thereto are capable of producing Hydrocarbons in paying quantities.

(c) Maintenance of Mortgaged Property. Grantor will at all times maintain, preserve, and keep the Mortgaged Property in good repair and condition, and from time to time, make all necessary and proper repairs, replacements, and renewals, and Grantor will not commit or permit any waste on or of the Mortgaged Property, or do anything to the Mortgaged Property that may impair its value.

(d) Mortgage Taxes. At any time any Law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any Lien created hereby, Grantor will immediately pay all such taxes; provided that, in the alternative, Grantor may, in the event of the enactment of such a Law, and must, if it is unlawful for Grantor to pay such taxes, prepay that portion of the Obligation which Beneficiary in good faith determines is secured by property covered by such Law within sixty (60) days after demand therefor by Beneficiary.

(e) Performance of Covenants. Grantor will punctually and properly perform all of Grantor’s covenants, duties, and liabilities under the Credit Agreement, this Deed of Trust and any other security instrument.

(f) Operation of Mortgaged Property. Grantor will operate the Mortgaged Property, or cause it to be operated, in a careful and efficient manner in accordance with the practices of the industry and in compliance with all Subject Leases, Subject Contracts, Subject Easements, and Laws.

(g) Development Work. Grantor will do, or cause to be done, such development and other work as may be reasonably necessary to protect from diminution of production capacity of the Mortgaged Property and each producing well thereon.

(h) Properties Not Operated by Grantor. Anything in this Section 2.2 to the contrary notwithstanding, Grantor, with respect to those Subject Interests which are operated by operators other than Grantor, shall not be obligated itself to perform undertakings performable only by such operators and which are beyond the control of Grantor. In each such case, however, Grantor will use such commercially reasonable efforts to bring about the performance of any such undertakings required to be performed by such operators.

(i) Mortgage Registration Taxes and Recording Fees. Grantor will promptly pay any mortgage registration or similar Taxes, recording fees and filing fees which may be required to be paid with respect to or in connection with the filing and recordation of this Deed of Trust.

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(j) Flood Insurance. If any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the applicable Flood Insurance Regulations, then Grantor will maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable Flood Insurance Regulations applicable to the Mortgaged Property, if any.

ARTICLE 3

DEFAULTS AND REMEDIES

Section 3.1 Defaults. The term “default” as used herein shall mean an Event of Default under the Credit Agreement.

Section 3.2 Remedies. If a default shall occur and be continuing, Beneficiary may, at its option, do any one or more of the following to the extent permitted by applicable Law:

(a) Payment or Performance by Beneficiary. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or any other security instrument, Beneficiary may, but shall not be obligated to any Person to do so, perform or attempt to perform such covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligation, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Notes are payable, or at such other place as Beneficiary may direct by written notice, all sums so advanced or paid by Beneficiary, with interest at the Highest Lawful Rate, from the date when paid or incurred by Beneficiary until paid by Grantor. No such payment by Beneficiary shall constitute a waiver of any default. In addition to the Liens hereof, Beneficiary shall be subrogated to all rights and Liens securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(b) Acceleration. Beneficiary may, at its option, declare the aggregate unpaid principal amount of and interest on the Notes and all other parts of the Obligation (other than liabilities under any Secured Swap Agreements or any Secured Cash Management Agreement) to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, notice of protest or notice of dishonor, or any other notice of any kind, all of which are expressly waived by Grantor.

(c) Foreclosure. Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be such Person’s duty, upon such request of Beneficiary, and to the extent permitted by applicable Law, to sell all or any part of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable Law, or in the absence of any such requirement, as Trustee and/or Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers thereof. Any sale of any part of the Mortgaged Property shall be made to the highest bidder or bidders for cash, at the courthouse door of, or at such other place as may be required or permitted by applicable Law in, the county (or judicial district) wherein the Lands included within the Mortgaged Property to be sold are situated; provided that if the Lands are situated in more than one county (or judicial district), such sale of the Mortgaged Property, or any part thereof, may be made in any county (or judicial district) wherein any part of the Lands included within the Mortgaged Property to be sold are situated. Any such sale shall be made at public outcry, on the day of any month, during the hours of such day and after written notices thereof have been publicly posted in such places and for such time periods and after all Persons entitled to notice thereof have been sent such notice, all as required by applicable Law in effect at the time of such sale. Nothing herein shall be deemed to require Beneficiary or Trustee to do, and Beneficiary and Trustee shall not be required to do, any act other than as required by applicable Law in effect at the time of such sale. Any such sale may be as a whole or in such parcels as Trustee may select. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient deeds and assignments, in the name of Grantor, conveying the Mortgaged Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title (subject to Permitted Liens) by Grantor. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligation is paid and performed

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in full. It shall not be necessary to have present or to exhibit at any such sale any of the Collateral. In addition to the rights and powers of sale granted under the preceding provisions of this Section 3.2(c), if default is made in the payment of any installment of the Obligation, Beneficiary, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligation to be due and payable may orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Obligation and the Liens securing its payment, in the same manner, on the same terms, at the same place and time, and after having given notice in the same manner, all as provided in the preceding provisions of this Section 3.2(c). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligation may be made hereunder whenever there is a default in the payment of any installment of the Obligation without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Section 3.2(c) on the unmatured balance of the Obligation (except as to any proceeds of any sale which Beneficiary may apply as a prepayment on the Obligation) or the Liens securing payment of the Obligation. It is intended by each of the foregoing provisions of this Section 3.2(c) that Trustee may, after any request or direction by Beneficiary, sell, not only the Subject Interests included within, but also, all other items constituting a part of, the Mortgaged Property, or any part thereof, along with the Lands, or any part thereof, included within the Mortgaged Property all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. It is agreed that, in any deed or assignment given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any default, or as to the acceleration of the maturity of the Obligation, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and the receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of Law and equity as prima facie evidence that the said statements or recitals state facts, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof. In the event of the resignation (such resignation being hereby authorized for any reason) or death of Trustee or such Person’s failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Beneficiary, without cause, Beneficiary may appoint, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers and trusts herein granted to and vested in Trustee. Such appointment may be made on behalf of Beneficiary by any Person who is then the president, or any vice president, or a senior representative, or any other authorized officer or agent of Beneficiary. In the event of the resignation (such resignation being hereby authorized for any reason) or death of any such substitute trustee, or such Person’s failure, refusal or inability to make such sale or perform such trusts, or, at the option of Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed by Beneficiary in the same manner. Trustee may appoint, in writing, any one or more Persons as Trustee’s agent and attorney-in-fact to act as Trustee under him and in Trustee’s name, place and stead, to perform any one or more acts necessary or incident to any sale under the power of sale granted under the preceding provisions of this Section 3.2(c), including the posting and filing of any notices, the conduct of such sale and the execution and delivery of any instruments conveying the Mortgaged Property so sold, but in the name and on behalf of Trustee. All acts done or performed by any such agent and attorney-in-fact shall be valid, lawful and binding as if done or performed by Trustee.

(d) Suit. Beneficiary may proceed by suit or suits, at Law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof, of the Notes or the other security instruments, or other documents and/or writings securing and/or evidencing the Obligation, to foreclose the Liens of this Deed of Trust as against all or any part of the Mortgaged Property and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(e) Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, rents, issues and profits thereof.

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(f) Possession of Mortgaged Property. Beneficiary may enter upon the Lands included within the Mortgaged Property, take possession of the Mortgaged Property, and remove the Personal Property included within the Mortgaged Property, or any part thereof, with or without any responsibility or liability on the part of Beneficiary, and may take possession of any property located on or in the Mortgaged Property which is not a part of the Mortgaged Property and hold or store such property at Grantor’s expense.

(g) Assemble Collateral. Beneficiary may require Grantor to assemble the Collateral included within the Mortgaged Property, or any part thereof, and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to Grantor and Beneficiary.

(h) Disposition of Collateral. After notification, if any, as hereafter provided in this Section 3.2(h), Beneficiary may sell, lease or otherwise dispose of, at the office of Beneficiary, or on the Lands, or elsewhere, as chosen by Beneficiary, all or any part of the personal property Collateral included within the Mortgaged Property, in its then condition, or following any commercially reasonable preparation or processing, and each sale (as used in this Section 3.2(h), the term “sale” means any such sale, lease, or other disposition made pursuant to this Section 3.2(h)) may be a unit or in parcels, by public or in private proceedings, and by way of one or more contracts, and, at any sale, it shall not be necessary to exhibit such Collateral, or part thereof, being sold, leased or otherwise disposed of. The sale of any part of the Collateral shall not exhaust Beneficiary’s power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. Reasonable notification of the time and place of any public sale pursuant to this Section 3.2(h), or reasonable notification of the time after which any private sale is to be made pursuant to this Section 3.2(h), shall be sent to Grantor and to any other Person entitled under the applicable Code to notice. To the extent any sale is conducted pursuant to the Code, it is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for such purposes of this Section 3.2(h).

(i) Surrender of Insurance Policies. Beneficiary may surrender the insurance policies maintained pursuant to the Credit Agreement, or any part thereof, and receive and apply the unearned premiums as a credit on the Obligation, and, in connection therewith, Grantor hereby appoints Beneficiary as the agent and attorney-in-fact for Grantor to collect such premiums (which appointment is coupled with an interest and irrevocable while this Deed of Trust is in effect).

Section 3.3 Purchase of Mortgaged Property by Beneficiary. If Beneficiary or any Secured Party is the purchaser of the Mortgaged Property, or any part thereof (and it is specifically agreed that Beneficiary or any Secured Party may be the purchaser of the Mortgaged Property, or any part thereof, if permitted by applicable Law), at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the Liens hereof, or otherwise, Beneficiary or the relevant Secured Party, as the case may be, shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the Liens of these presents.

Section 3.4 Operation of Properties by Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may use or operate (to the extent allowed under applicable operating arrangements) the Mortgaged Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Beneficiary in respect to the Mortgaged Property. Grantor covenants promptly to reimburse and pay to Beneficiary, at the place where Notes are payable, or at such other place as may be designated by Beneficiary in writing, the amount of all expenses (including the cost of any insurance, taxes, reasonable attorneys’ fees and other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Highest Lawful Rate, and all such expenses, cost, taxes, interest and other charges shall be a part of the Obligation. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatever for decline or diminution in value of the Mortgaged Property, nor for failure to obtain or maintain insurance, nor for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured, except to the extent such loss or damage results from the gross negligence or willful misconduct of Beneficiary, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

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Section 3.5 Possession of Property After Foreclosure. In case the Liens hereof shall be foreclosed by Trustee’s sale, or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the Mortgaged Property, or any part thereof so conveyed, and, subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible, or otherwise, with or without process of Law, and all damages by reason thereof are hereby expressly waived.

Section 3.6 Application of Proceeds. The proceeds from any sale, lease or other disposition made pursuant to this Article 3, any proceeds of Hydrocarbons collected by Beneficiary pursuant to Article 4, and sums received pursuant to Section 6.5 shall be applied by Trustee, or by Beneficiary, as the case may be, first to the payment of any and all expenses incurred by Trustee or Beneficiary in foreclosing upon the Property and carrying out such sale (including any attorneys’ fees), second to the payment of any fees assessed by Trustee, and third to the payment or prepayment of the Obligation, whether or not matured, all in accordance with the Credit Agreement; provided, however, that notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, no such proceeds shall be applied to any Excluded Swap Obligations.

Section 3.7 Abandonment of Sale. In the event a foreclosure hereunder should be commenced by Trustee in accordance with Section 3.2(c), Beneficiary may at any time before the sale direct Trustee to abandon the sale, and exercise any other remedies available to Beneficiary.

Section 3.8 Waiver of Appraisement and Redemption. To the full extent Grantor may lawfully do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption Laws, now or hereafter in force, in order to prevent or hinder the enforcement of this Deed of Trust or the absolute sale of the Mortgaged Property or any part thereof, or the possession thereof by any purchaser at any such sale, and Grantor, insofar as Grantor now or hereafter may lawfully do so, hereby waives the benefit of all such Laws; provided, however, that the appraisement of any of the Mortgaged Property is hereby expressly waived or not waived at the option of Beneficiary, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this Deed of Trust. Grantor also expressly waives, to the extent Grantor may lawfully do so, all rights to have the Mortgaged Property marshaled upon any foreclosure of this Deed of Trust.

ARTICLE 4

ASSIGNMENT OF PRODUCTION

Section 4.1 Assignment and Additional Security. In addition to the conveyance to Trustee herein made and to additionally secure the Obligation, Grantor has, effective as of 7:00 o’clock a.m., local time, on the first day of the month in which this Deed of Trust is executed, at the site of each of the Subject Leases, ASSIGNED, TRANSFERRED AND CONVEYED, and does hereby ASSIGN, TRANSFER AND CONVEY, unto Beneficiary all of the following:

(a) All Hydrocarbons, and the proceeds therefrom and products obtained or processed therefrom (such proceeds and products being herein called “Proceeds”), produced and to be produced from the Mortgaged Property, and all rights of Grantor to Liens securing payment of Proceeds, including those Liens provided for in §9.343 of the Code. Grantor hereby authorizes and empowers Beneficiary, during the existence of a default, to demand, collect and receive such Hydrocarbons and Proceeds, to endorse and cash any checks and drafts payable to Grantor or Beneficiary for the account of Grantor received from or in connection with such Hydrocarbons and Proceeds, to execute any release, receipt, division order, transfer order, and relinquishment or other instrument that may be required or necessary to collect and receive such Hydrocarbons and Proceeds, and to exercise any rights as the holder of Liens securing payment of Proceeds. Grantor hereby authorizes and directs all pipeline companies, gathering companies, and others purchasing such Hydrocarbons or having in their possession any

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such Hydrocarbons or Proceeds, to pay and deliver to Beneficiary all such Hydrocarbons and Proceeds upon the written request of Beneficiary during the existence of a default; provided that Grantor does hereby specifically agree that all such pipeline companies, gathering companies and others purchasing or having in their possession such Hydrocarbons and Proceeds shall be entitled to rely, and shall be fully protected in relying upon, notice by Beneficiary that a default exists. Grantor agrees that all division orders, transfer orders, receipts and other instruments which Beneficiary may from time to time execute and deliver for the purpose of collecting or receipting for Hydrocarbons or Proceeds may be relied upon in all respects and that the same shall be binding upon Grantor and Grantor’s successors. Grantor agrees to execute and deliver all necessary, convenient and appropriate instruments, including transfer and division orders, which may be required by Beneficiary in connection with the receipt by Beneficiary of such Hydrocarbons or Proceeds and to indemnify and keep and hold Beneficiary free and harmless from all parties whomsoever having or claiming an adverse interest in such Hydrocarbons and Proceeds and in this respect agrees to pay all expenses, costs, charges and attorneys’ fees that may be incurred by Beneficiary as to any of such matters.

(b) All proceeds hereafter payable to or to become payable to Grantor or to which Grantor is entitled under all gas sales or exchange contracts, all oil, distillate, or condensate sales or exchange contracts, all gas transportation contracts, and all gas processing contracts now or hereafter to become a part of the Mortgaged Property.

(c) All amounts, sums, revenues, income and proceeds which become payable to Grantor from any of the Mortgaged Property (including any after-acquired properties) or under any contract, present or future, relating to, any gas pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Property.

(d) All lease bonus, delay rentals, royalties and shut-in gas royalties which become payable to Grantor from any of the Mortgaged Property.

Section 4.2 Transfer Orders. Grantor agrees to execute such transfer orders, payment orders, division orders and other instruments as may be needed by Beneficiary or requested by it incident to its having all assigned payments made direct to it. Grantor authorizes and directs all such pipeline companies, purchasers, transporters and other parties owing moneys to Grantor under contracts herein assigned to pay such amounts direct to Beneficiary upon the written request by Beneficiary during the existence of a default as follows:

Compass Bank, as Administrative Agent

2200 Post Oak Boulevard, 17th Floor

Houston, Texas 77056

and such authorization shall continue until this Deed of Trust is released. During the existence of a default, Beneficiary is authorized to collect, receive, and give receipt for all such amounts, and no party making payment shall have any responsibility to see to the application of any funds paid to Beneficiary but shall be fully protected in making such payment to Beneficiary under the assignments herein contained. Should Beneficiary bring suit against any third party for collection of any amounts or sums included within this assignment (and Beneficiary shall have the right to bring any such suit), it may sue either in its own name or in the name of Grantor.

Section 4.3 Payment of Proceeds. In the event that, for its convenience, Beneficiary should elect with respect to particular properties or contracts not to exercise immediately its right to receive Hydrocarbons or proceeds, then the purchasers or other Persons obligated to make such payment shall continue to make payment to Grantor until such time as written demand has been made upon them by Beneficiary or Trustee that payment be made directly to Beneficiary. Such failure to notify shall not in any way waive the right of Beneficiary to receive any payments not theretofore paid out to Grantor before the giving of written notice. In this regard, in the event payments are made directly to Beneficiary, and then, at the request of Beneficiary payments are, for a period of time, paid to Grantor, Beneficiary shall nevertheless have the right, effective upon written notice, to require that future payments be again made to Beneficiary.

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Section 4.4 Proceeds Held in Trust by Grantor. If under any existing gas sales or exchange agreements or products sales or exchange contracts, other than division orders or transfer orders, or under any gas transportation contract, any proceeds are required to be paid by the purchaser or transporter direct to Grantor so that under such existing agreements payment cannot be made to Beneficiary in the absence of foreclosure, then Grantor’s interest in all proceeds under such sales agreement and in all other proceeds which for any reason may be paid to Grantor shall, when received by Grantor during the existence of a default, constitute trust funds in his hands and shall be immediately paid over to Beneficiary, if Beneficiary has requested that such payments be delivered to it under this assignment.

Section 4.5 Limitation of Liability of Beneficiary and Trustee. Beneficiary is hereby absolved from all liability for failure to enforce collection of the proceeds and amounts assigned under Section 4.1 above and from all other responsibility in connection therewith, except the responsibility to account to the Person legally entitled thereto (by application upon the Obligation or otherwise) for funds actually received. Grantor agrees to indemnify and hold harmless Trustee and Beneficiary against any and all liabilities, actions, claims, judgments, costs, charges, and attorneys’ fees by reason of the assertion that they or either of them have received, either before or after payment and performance in full of the Obligation, funds from the production of Hydrocarbons claimed by third Persons, and Trustee and Beneficiary shall each have the right to compromise and adjust any such claims, actions, and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Trustee or by Beneficiary in compromise, satisfaction, or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees, and other expenses of every character incurred by Trustee or by Beneficiary, pursuant to the provisions of this Section, shall be demand obligations owing by Grantor and shall bear interest at the Highest Lawful Rate from date of expenditure until paid and shall be secured by the Liens created and granted by this Deed of Trust.

Section 4.6 Duty to Pay Obligation. Nothing contained herein shall limit Grantor’s absolute duty to make payment when due of the Obligation when the Proceeds received by Beneficiary pursuant to Section 4.1 hereof are insufficient to pay the same, and receipt of Proceeds under said Section 4.1 shall be in addition to all other security now or hereafter existing to secure payment of the Obligation.

Section 4.7 Power of Attorney to Beneficiary. Grantor does hereby designate Beneficiary as the agent of Grantor to act in the name, place and stead of Grantor for the purpose of taking any and all actions deemed by Beneficiary necessary for the realization by Beneficiary of the benefits of the assignment of Proceeds provided herein, recognizing such agency in favor of Beneficiary to be coupled with the interests of Grantor under this Deed of Trust and, thus, irrevocable as long as this Deed of Trust is in force and effect. All Persons dealing with Beneficiary, or any officer thereof, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section as continuing in full force and effect until advised by Beneficiary that the entire Obligation is fully and finally paid.

ARTICLE 5

FINANCING STATEMENT

Section 5.1 Effective as a Financing Statement. This Deed of Trust covers goods which are or are to become fixtures on the real property described herein. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property records of each county in which any part of the Mortgaged Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral, minerals or the like (including oil and gas) and accounts arising out of the sale at the wellhead or minehead of the wells or mines located on the Mortgaged Property of oil, gas, or other minerals in which Grantor has an interest before extraction, and is to be filed for record in the real property records of each county in which any part of the Mortgaged Property is situated. Grantor is the debtor and Beneficiary is the secured party. This Deed of Trust shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. Regarding Grantor as debtor, Grantor’s mailing address, and type and state of organization are set forth on the cover page of this Deed of Trust. Regarding Beneficiary as secured party, Beneficiary’s mailing address is set forth on the cover page of this Deed of Trust.

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Section 5.2 Reproduction of Deed of Trust as Financing Statement. A photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in Section 5.1.

Section 5.3 Notice to Account Debtors. In addition to the rights granted in Article 4 hereof, Beneficiary may at any time during the existence of a default notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Beneficiary directly.

Section 5.4 Filing of Financing Statement. Beneficiary shall have the right, without the consent or joinder of Grantor, to execute and file with any Governmental Authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of Beneficiary, be necessary or advisable to maintain, perfect or otherwise evidence the Lien of Beneficiary in and to any of the Mortgaged Property. Grantor, as debtor, hereby expressly authorizes Beneficiary, as secured party, to file any such financing statement without the signature of Grantor to the extent permitted by applicable Law.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Release. If the Obligation is paid and performed in full in accordance with the terms of this Deed of Trust and the Notes and other security instruments and documents and writings evidencing or securing all or any part of the Obligation, and if Grantor shall well and truly perform all of Grantor’s covenants contained herein, then this conveyance shall be released at Grantor’s request and expense; otherwise, it shall remain in full force and effect; provided, however, that Grantor’s warranties and indemnities contained in this Deed of Trust shall survive the payment and performance of the Obligation and the release of this Deed of Trust.

Section 6.2 Rights Cumulative. All rights and Liens herein expressly conferred are cumulative of all other rights and Liens herein, or by Law or in equity provided, or provided in any other security instruments, and shall not be deemed to deprive Beneficiary or Secured Parties or Trustee of any such other legal or equitable rights and Liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust and other security instruments, and the employment or enforcement of any rights hereunder, or otherwise, shall not prevent the concurrent or subsequent employment or enforcement of any other rights.

Section 6.3 Waivers. Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Beneficiary (with the requisite approval, if any, of all Lenders or the Majority Lenders pursuant to the Credit Agreement) and delivered to Grantor, be waived to such extent and in such manner as Beneficiary and the applicable Lenders may desire, but no such waiver shall ever affect or impair Beneficiary’s rights and Liens hereunder, except to the extent specifically stated in such written instruments.

Section 6.4 Sale of Mortgaged Property. In the event Grantor or any of Grantor’s successors conveys any interest in the Mortgaged Property, or in any part thereof, to any other party, Beneficiary may, without notice to Grantor or Grantor’s successors, deal with any owner of any part of the Mortgaged Property with reference to this Deed of Trust and the Obligation, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Obligation, or release of all or any part of the Mortgaged Property, or any other property securing payment and performance of the Obligation, without in any way modifying or affecting Beneficiary’s rights and Liens hereunder or the liability of Grantor or any other party liable for payment and performance of the Obligation, in whole or in part; provided that no action taken or omitted to be taken by Beneficiary under this Section 6.4 shall be deemed a waiver of any default occurring by reason of any such conveyance.

Section 6.5 Condemnation Sale. Beneficiary shall be entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the

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Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

Section 6.6 Renewals of Indebtedness. It is understood and agreed that the proceeds of the Notes or of any further loans or advances, to the extent the same are utilized to renew or extend any indebtedness or take up any outstanding Liens against the Mortgaged Property, or any portion thereof, have been advanced by Secured Parties at Grantor’s request and upon Grantor’s representation that such amounts are due and payable. Secured Parties shall be subrogated to any and all rights and Liens owned or claimed by any owner or holder of such outstanding rights and Liens, however remote, regardless of whether such rights and Liens are acquired by assignment or are released by the holder thereof upon payment.

Section 6.7 Waiver of Marshaling. Grantor hereby waives all rights of marshaling in the event of any foreclosure of the Liens hereby created.

Section 6.8 Headings. The captions, headings, and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 6.9 Notices. Whenever this Deed of Trust requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given on the day personally delivered or, if mailed, on the day it is enclosed in an envelope, properly stamped, sealed and deposited in a post office or official depository maintained by the United States Postal Service, certified mail, return receipt requested, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice):

If to Grantor:	PrimeEnergy Corporation
9821 Katy Freeway, Suite 1050
Houston, Texas 77024

If to Beneficiary:	Compass Bank, as Administrative Agent
2200 Post Oak Boulevard, 17th Floor
Houston, Texas 77056

Section 6.10 Governing Law. THIS DEED OF TRUST IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS DEED OF TRUST. HOWEVER, ANYTHING IN THIS DEED OF TRUST TO THE CONTRARY NOTWITHSTANDING, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS RELATING TO THE VALIDITY, CONSTRUCTION AND INTERPRETATION OF THE OBLIGATION AND TO USURY AND PERMISSIBLE INTEREST AND SIMILAR CHARGES AND AMOUNTS SHALL GOVERN ALL ASPECTS OF THIS DEED OF TRUST.

Section 6.11 Invalid Provisions. If any provision of this Deed of Trust is invalid or unenforceable in any jurisdiction applicable to this Deed of Trust, then, to the extent permitted by Law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Beneficiary in order to carry out the intentions of the parties hereto as nearly may be possible; and (b) the invalidity or unenforceability of such provision in any jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction. If the rights and Liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Obligation, the unsecured portion of the Obligation shall be completely paid prior to the payment of the remaining and secured portion of the Obligation, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

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Section 6.12 Definitions. In addition to the terms defined elsewhere herein, as used herein, the following terms shall have the meanings indicated:

“Beneficiary” has the meaning given such term in the introductory paragraph hereof.

“Code” means the applicable Uniform Commercial Code, if any, of each state where any of the Mortgaged Property is situated.

“Collateral” has the meaning given such term in Paragraph (f) under the heading of “Security Interest” in this Deed of Trust.

“Credit Agreement” has the meaning given such term in Section 1.1 hereof.

“Deed of Trust” has the meaning given such term in the introductory paragraph hereof.

“default” has the meaning given such term in Section 3.1 hereof.

“Excluded Property” means (a) any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations), and (b) any rights or interest in any contract, lease, permit, license, charter or license agreement covering any property of Grantor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein (i) is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement, (ii) shall give any other party to such contract, lease, permit, license, charter or license agreement (other than a Loan Party) the right to terminate such contract, lease, permit, license, charter or license agreement, or (iii) would constitute or result in a breach or termination pursuant to the terms of, a default, a right of recoupment, or other remedy under any such contract, lease, permit, license, charter or license agreement, and, in the case of any of clauses (i) through (iii) above, such prohibition or restriction has not been waived or the consent of the applicable Governmental Authority or the other party to such contract, lease, permit, license, charter or license agreement has not been obtained; provided, that, the foregoing exclusions in this clause (b) shall in no way be construed (x) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9.406, 9.407, 9.408, or 9.409 of the Code or other applicable law, (y) to apply to the extent that any consent or waiver has been obtained that would permit the security interest or Lien notwithstanding the prohibition or restriction or (z) to limit, impair or otherwise affect the Beneficiary’s and the other Secured Parties’ continuing security interests in and Liens upon any rights or interests of Grantor to monies due or to become due any such contract, lease, permit, license, charter or license agreement; provided further, the exclusions in the foregoing clauses (a) and (b) shall in no way be construed to limit, impair, or otherwise affect the Secured Parties’ continuing security interests in and Liens upon any proceeds of Excluded Property, unless such proceeds would constitute Excluded Property.

“Excluded Swap Obligation” has the meaning given such term in the Credit Agreement.

“Flood Insurance Regulations” has the meaning given such term in the Credit Agreement.

“Governmental Authority” has the meaning given such term in the Credit Agreement.

“Grantor” has the meaning given such term in the introductory paragraph hereof.

“Grantor’s successors” means each and all of the immediate and remote successors, assigns, heirs, executors, administrators, and legal representatives of Grantor.

“Hydrocarbons” has the meaning given such term in Paragraph II under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

DEED OF TRUST – Page 15

“Lands” has the meaning given such term in Paragraph I under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

“Laws” has the meaning given such term in the Credit Agreement.

“Lenders” has the meaning given such term in Section 1.1 hereof.

“Lien” has the meaning given such term in the Credit Agreement.

“Loan Documents” has the meaning given such term in the Credit Agreement.

“Mortgaged Property” has the meaning given such term under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

“Note” or “Notes” has the meaning given to such term in Section 1.2 hereof.

“Obligation” has the meaning given such term in Article 1 hereof.

“other security instrument” has the meaning given such term in Section 1.4 hereof.

“Permitted Liens” means Liens permitted by Section 9.03 of the Credit Agreement.

“Person” has the meaning given such term in the Credit Agreement.

“Personal Property” has the meaning given such term in Paragraph IV under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

“Proceeds” has the meaning given such term in Section 4.1(a) hereof.

“Production” has the meaning given such term in Paragraph (b) under the heading of “Security Interest” in this Deed of Trust.

“Property” has the meaning given such term in Paragraph (g) under the heading of “Security Interest” in this Deed of Trust.

“sale” has the meaning given such term in Section 3.2(h) hereof.

“Section” means a section of this Deed of Trust, unless specifically indicated otherwise.

“Secured Cash Management Agreement” has the meaning given such term in the Credit Agreement.

“Secured Parties” has the meaning given such term in the Credit Agreement.

“Secured Swap Agreement” has the meaning given such term in the Credit Agreement.

“Subject Contracts” has the meaning given such term in Paragraph III under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

“Subject Easements” has the meaning given such term in Paragraph IV under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

“Subject Interests” has the meaning given such term in Paragraph I under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

DEED OF TRUST – Page 16

“Subject Leases” has the meaning given such term in Paragraph I under the heading of “Conveyance and Grant of Lien” in this Deed of Trust.

“Trustee” means the Person who is at the time the duly appointed trustee or successor or substitute trustee under this Deed of Trust at the time in question.

All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa, and words of any gender shall include each other gender where appropriate. Article, Paragraph, Section, Schedule, and Exhibit references are to Articles, Paragraphs, and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

Section 6.13 Form of Deed of Trust. This instrument may be construed and enforced from time to time whether within the State of Texas, and elsewhere outside the State of Texas, as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them as may be appropriate under applicable Laws, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth. Insofar as this instrument is a security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them as may be appropriate under applicable Laws, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth, Grantor is the debtor and Beneficiary is the secured party. The addresses shown in Section 6.9 are the addresses of the debtor and the secured party and information concerning the security interest granted hereby may be obtained from the secured party at such address. Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Lands described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) or the well(s) or mine(s) located on the Lands described or to which reference is made herein; and (c) this instrument is to be filed of record in the real estate records in the counties in which any portion of the Mortgaged Property is situated as a financing statement but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

Section 6.14 Multiple Counterparts. This Deed of Trust has simultaneously been executed in a number of identical counterparts, each of which shall be deemed an original, and all of which are identical, except that in order to facilitate recordation, portions of Exhibit A hereto which describe Mortgaged Property situated in counties other than the particular county in which a counterpart hereof is being recorded may be omitted from such counterpart.

Section 6.15 Binding Effect. This Deed of Trust is binding upon Grantor and Grantor’s successors and shall inure to the benefit of Beneficiary and each of the Lenders and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the Lands. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors. Each and every party who signs this Deed of Trust, other than Beneficiary, and each and every subsequent owner of the Mortgaged Property, or any part thereof, jointly and severally covenants and agrees that he or it will perform, or cause to be performed, each and every condition, term, provision, and covenant of this Deed of Trust.

Section 6.16 Credit Agreement Controls. In the event of a conflict between the terms and provisions of this Deed of Trust and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control; provided, however, a more expansive or explanatory term or provision shall not be deemed a conflict

DEED OF TRUST – Page 17

[This space is left intentionally blank. The signature page follows.]

DEED OF TRUST – Page 18

EXECUTED on the date of the acknowledgment below to be effective as of the date first set forth above.

GRANTOR:

PRIMEENERGY CORPORATION

By:
Charles E. Drimal, Jr. Chairman, President & Chief Executive Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the      day of May, 2017, by Charles E. Drimal, Jr., Chairman, President & Chief Executive Officer of PrimeEnergy Corporation, a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas
My commission expires:

DEED OF TRUST – Signature Page

PREFACE TO

EXHIBIT A TO

DEED OF TRUST, MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT

AND FINANCING STATEMENT,

DATED AS OF MAY 5, 2017

FROM PRIMEENERGY CORPORATION

TO DOROTHY E. MARCHAND, TRUSTEE

FOR COMPASS BANK, ADMINISTRATIVE AGENT

This Exhibit A contains a description of those Subject Leases and Lands referred to in the foregoing Deed of Trust. The Subject Leases and Lands consist of producing and non-producing oil and gas leases, oil, gas and mineral interests, oil and gas royalty interests, and oil and gas overriding royalty interests affecting lands situated in the State of Texas in each of the counties listed on the cover page of this Deed of Trust, together with all of Grantor’s interest in all leases, lands and interests with which any of said interests may now or hereafter be pooled, unitized or communitized. This Exhibit A shall include all of Grantor’s interest in the leases described or referred to in this Exhibit A, whether beneficially owned or as now or hereafter reflected of record in the county records, and whether or not all lands covered by said leases are specifically described or referred to. The net revenue interests and/or interests in gross production set forth herein are the interests in production of oil and/or gas hereby represented and warranted to be owned by Grantor in the properties described, but this Exhibit A shall be deemed to cover any additional interests of Grantor that are in excess of the net revenue interests indicated herein and such designation shall not be deemed a limitation on the interests covered hereby. Reference is hereby made to each particular instrument described and referred to in this Exhibit A for further description and for all the terms and conditions thereof and the lands covered thereby.

Where references in this Exhibit A state that any described interest is subject to any referenced agreement, instrument, or outstanding interest, such reference is made only to the extent, if any, that such agreement, instrument or interest is valid and subsisting, and such references shall not create rights in or have any effect upon any Person not party to this Deed of Trust, to which the Exhibit A is attached. The Subject Leases and Lands are conveyed or mortgaged subject to valid and presently subsisting easements and rights-of-way, either of record or on the ground. All recording references in this Exhibit A are to the official records of the Clerk of the County in which the lands affected by the described instrument are situated.

This Deed of Trust may be executed in multiple counterparts, each of which is an original and all of which are substantially identical and shall together constitute but one and the same Deed of Trust except that to facilitate recordation, there is attached to each counterpart which is to be recorded only that portion of this Exhibit A which contains the description of the Lands located in the County where that particular counterpart will be recorded. The Exhibit A to be attached to the financing statement filed in the central filing jurisdiction of each state shall contain descriptions of all of the Subject Leases and Lands in that state that are affected by this Deed of Trust.

It is the intention of Grantor herein to convey or mortgage all of its interests in the Subject Leases and the Lands, even though any such oil and gas property may not be accurately described herein. Any acreage or depth limitation language in this Exhibit A is included for the sole purpose of specifying or limiting the warranties made by Grantor, but it is the intention of Grantor to subject Grantor’s entire interest in the leases and/or lands described or referred to in this Exhibit A without regard to acreage or depth limitations.

“Working Interest” or “WI” (expressed as a decimal) shall mean the interest of Grantor in a particular Subject Lease, well, or unit as the case may be, entitling Grantor to produce oil, gas and other Hydrocarbons produced therefrom and being equivalent to the proportionate part of the cost of exploration, development and production of oil, gas and other minerals borne by the owners thereof with respect to such Subject Lease or well.

PREFACE TO EXHIBIT A – Page 1

“Net Revenue Interest” or “NRI” (expressed as a decimal) means the warranted interest of Grantor representing the proportionate share of the production of oil, gas and other Hydrocarbons produced from the Subject Lease or well as the case may be, to which Grantor is entitled after deduction of all royalties, overriding royalty interests, production payments and other burdens on or payments out of production, except severance, production, and other similar taxes.

“Overriding Royalty Interest”, “ORRI” or “ORI” (expressed as a decimal) means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas or other minerals relating to the marketing of such production.

“Royalty Interest” or “RI” (expressed as a decimal) means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant lands and which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas or other minerals relating to the marketing of such production.

Notwithstanding the percentage of Working Interest, Net Revenue Interest, Overriding Royalty Interest or Royalty Interest set forth with respect to a particular oil, gas and mineral lease or well, Grantor intends that this Deed of Trust shall convey or mortgage the entirety of Grantor’s interest in the Subject Leases and the Lands.

Any reference herein to wells or well names, prospects or prospect names, if any, shall be for information purposes and shall not limit the description of the interests made subject to this Deed of Trust. Each reference to a lease herein shall be deemed a reference to said lease as said lease may have been heretofore amended and/or ratified, whether or not such amendments and ratifications are referred to herein.

PREFACE TO EXHIBIT A – Page 2

EXHIBIT A

EXHIBIT A